                                                                    EXHIBIT 23.1


                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation of our report included in the Form 10-K, into the Company's previously filed Registration Statements on Form S-8 (File Nos. 33-52168, 33-69322, 33-71450, 33-89072, 333-02115, 333-10349, 333-16015 and 333-16531) and Form S-3 (File
Nos. 33-63810, 33-87514, 33-77964, 33-87516, 33-58719, 333-10455, 333-10459 and
333-20911).



                                                  ARTHUR ANDERSEN LLP


Jackson, Mississippi
March 14, 1997.